EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2004, relating to the consolidated financial statements, which appears in the 2003 Annual Report to Shareholders of UCBH Holdings, Inc., which is incorporated by reference in UCBH Holdings’ Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
October 4, 2004